EXHIBIT 23.2

                         Consent of Independent Auditors

The Board of Directors
Reinhold Industries, Inc.:


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Reinhold Industries, Inc. Stock Incentive Plan of our report dated February 19, 2002 (except for Note 4, as to which the date is March 27, 2002), with respect to the consolidated financial statements of Reinhold Industries, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001 and our report dated February 19, 2002 with respect to the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



                                /s/ Ernst & Young LLP

Orange County, California
November 26, 2002


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                                                                    EXHIBIT 23.3




                         Consent of Independent Auditors


The Board of Directors
Reinhold Industries, Inc.



We consent to the use of our report dated March 16, 2001, with respect to the consolidated balance sheet of Reinhold Industries, Inc and Subsidiaries as of December 31, 2000 and the related consolidated statement of earnings, stockholders' equity and comprehensive income and cash flows for each of the years in the two year period ended December 31, 2000, incorporated by reference herein.


/s/ KPMG LLP




Los Angeles, California
November 26, 2002